lawyers@saul.com www.saul.com Our File: 359858.5

July 2, 2012

Campus Crest Communities, Inc.

2100 Rexford Road

Suite 414

Charlotte, N.C. 28211

Re:	Campus Crest Communities, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to Campus Crest Communities, Inc., a Maryland corporation (the “Company”), in connection with its Registration Statement on Form S-3 filed on November 1, 2011 (No. 333-177646), as amended (the “S-3 Registration Statement”). The S-3 Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the proposed public offering, pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Campus Crest Communities Operating Partnership, LP and Raymond James & Associates, Inc., Citigroup Global Markets Inc., and Barclays Capital Inc., acting as Representatives of the several Underwriters named in Schedule II of the Underwriting Agreement, of 7,475,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 975,000 shares of the Company’s Common Stock pursuant to the Underwriters’ exercise of their option to purchase additional shares of Common Stock (collectively, the “Shares”), as described in the Prospectus, and a prospectus supplement dated June 27, 2012 (the “Prospectus Supplement”). This opinion is rendered pursuant to Item 9.01(d) of Form 8-K and Item 601(b)(5) of Regulation S-K.

DELAWARE MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Campus Crest Communities, Inc.

July 2, 2012

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)          the S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 and all amendments thereto;

(ii)         the prospectus contained in the S-3 Registration Statement (the “Prospectus”);

(iii)        the Prospectus Supplement; and

(iv)        the Underwriting Agreement.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(v)         the Articles of Amendment and Restatement of the Company, recorded with the State Department of Assessments and Taxation of Maryland (“SDAT”) on September 15, 2010 (the “Articles of Amendment and Restatement”);

(vi)        the Articles Supplementary for 2,300,000 shares of 8.00% Series A Cumulative Redeemable Preferred Shares, recorded with the SDAT on February 8, 2012 (the “Articles Supplementary”; together with the Articles of Amendment and Restatement, the “Charter”);

(vii)       the Bylaws of the Company (the “Bylaws”);

(viii)      resolutions adopted by the Board of Directors of the Company, dated October 25, 2011, June 20, 2012 and June 26, 2012, relating to, among other matters, the registration and issuance of the Shares (the “Board Resolutions”);

(ix)         resolutions adopted by the Pricing Committee of the Board of Directors of the Company, dated June 27, 2012, relating to the pricing of the Shares (the “Pricing Committee Resolutions”; together with the Board Resolutions, the “Resolutions”);

(x)          a Certificate of Status for the Company issued by the SDAT dated June 25, 2012;

(xi)         a Certificate of the secretary of the Company as to the authenticity of the Charter and Bylaws of the Company, the Resolutions approving the filing of the Prospectus Supplement and authorizing the issuance and sale of the Shares, and other matters that we have deemed necessary and appropriate; and

(xii)        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)          that all signatures on all Documents and any other documents submitted to us for examination are genuine;

Campus Crest Communities, Inc.

July 2, 2012

(b)          the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)          the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)          that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)          the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Documents as executed and delivered;

(f)          that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(g)          that there has been no oral or written modification of or amendments to the Documents, and there has been no waiver of any provision in the Documents, by actions or omission of the parties or otherwise;

(h)          that the Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder;

(i)          that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(j)          that at the time of delivery of any Shares to be delivered after the date hereof, the authorization of the issuance of the Shares by the Board of Directors and Pricing Committee of the Board of Directors will not have been modified or rescinded;

(k)          that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement, Prospectus and Prospectus Supplement is not less than the par value per share; and

(l)          that the aggregate number of shares of the Company which would be outstanding after the issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the number of then-authorized shares of the Company.

Campus Crest Communities, Inc.

July 2, 2012

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Donald L. Bobbitt, Jr., as Assistant Secretary of the Company, and have assumed that the Officer’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance of the Shares by the Company has been duly authorized by all necessary Company action; when issued and delivered in the manner and for the consideration contemplated by each of the Resolutions, the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)          We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)         We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)        We express no opinion on the application of federal or state securities laws to the transactions contemplated by the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SAUL EWING LLP